UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 24, 2018 (January 23, 2018)
________________________________
NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)
______________________________________

Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		757-629-2680
Norfolk, Virginia 23510-9241		(Registrant's telephone number, including area code)
(Address of principal executive offices)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company.  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 2.02.    Results of Operations and Financial Condition
Item 7.01.    Regulation FD Disclosure
On January 24, 2018, the Registrant issued a Press Release, attached hereto as Exhibit 99.1, reporting fourth quarter results for 2017. Quarterly financial data is attached hereto as Exhibit 99.2. These documents are available on the Registrant’s website, www.nscorp.com, in the “Invest in NS” section, under “Financial Reports.”
The accompanying unaudited financial information and summary of certain notes to the consolidated financial statements should be read in conjunction with: (a) the consolidated financial statements and notes included in the Registrant's latest Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q; and (b) any Current Reports on Form 8-K.

Item 8.01.     Other Events

On January 23, 2018, the Registrant issued a Press Release, attached hereto as Exhibit 99.3, announcing that on January 23, 2018, its Board of Directors approved an 18 percent increase in its quarterly dividend on the Registrant’s common stock from 61 to 72 cents per share, payable on March 10, 2018, to holders of record on February 2, 2018.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K:

Exhibit Number	Description
99.1	Press Release dated January 24, 2018
99.2	2017 4Q Financial Data
99.3	Press Release dated January 23, 2018

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURES
NORFOLK SOUTHERN CORPORATION
(Registrant)

/s/ Denise W. Hutson
Name:  Denise W. Hutson
Title:    Corporate Secretary

Date:  January 24, 2018